Exhibit 99.2

Independent Auditor’s Report

To the Board of Directors and Audit Committee
Central Bancshares, Inc. and Subsidiary
Golden Valley, Minnesota

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Central Bancshares, Inc. and Subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2014 and 2013; the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended; and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Bancshares, Inc. and Subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Minneapolis, Minnesota
March 5, 2015

Central Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets
December 31, 2014 and 2013
(In Thousands, Except Share Data)

Assets	2014	2013

Cash	$26,039	$26,814
Interest-bearing deposits in Federal Reserve Bank	30,502	67,210
Total cash and cash equivalents	56,541	94,024

Certificate of deposit	839	839

Federal funds sold	—	1,006

Available-for-sale securities	128,475	141,973

Securities held to maturity, at amortized cost	38,834	32,317

Loans held for sale	1,886	2,681

Loans:
Noncovered loans, net of allowance for loan losses	764,538	574,750
Covered loans, net of allowance for loan losses	120,988	207,806
Net loans	885,526	782,556

Investment in restricted stock	1,603	1,499
Premises and equipment, net	30,975	29,329
Other real estate owned (OREO), net, including covered OREO of $4,833 and $17,389 at December 31, 2014 and 2013, respectively	9,819	21,177
FDIC indemnification asset, net	11,700	33,930
Bank-owned life insurance	6,802	5,631
Accrued interest receivable	3,199	2,903
Other assets	2,497	2,011
Goodwill	525	437
Other intangible assets, net	514	818
	67,634	97,735
	$1,179,735	$1,153,131

See Notes to Consolidated Financial Statements.

Central Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets
December 31, 2014 and 2013
(In Thousands, Except Share Data)

Liabilities and Stockholders’ Equity	2014	2013
Liabilities
Deposits:
Noninterest-bearing	$302,953	$259,877
Interest-bearing	757,999	782,770
Total deposits	1,060,952	1,042,647

Short-term borrowings	5,278	5,506
Subordinated notes payable	24,672	22,610
Notes payable	1,125	1,291
Accrued interest payable	1,054	1,291
Other liabilities	6,231	6,658
Total liabilities	1,099,312	1,080,003

Commitments, Contingencies and Credit Risk (Note 13)

Stockholders’ Equity
Common stock, par value $1.00 per share; 10,000 shares authorized; 6,500 shares issued and outstanding	6	6
Additional paid-in capital	3,407	3,407
Retained earnings	78,214	73,875
Accumulated other comprehensive loss	(1,204)	(4,160)
Total stockholders’ equity	80,423	73,128
	$1,179,735	$1,153,131

See Notes to Consolidated Financial Statements.

Central Bancshares, Inc. and Subsidiary

Consolidated Statements of Income
Years Ended December 31, 2014 and 2013
(In Thousands)

	2014	2013
Interest income:
Loans	$49,559	$50,902
Securities	3,591	3,076
Federal funds sold and other	144	252
	53,294	54,230

Interest expense:
Deposits	3,682	4,850
Short-term borrowings	76	77
Subordinated notes payable	1,513	947
Notes payable	34	101
	5,305	5,975

Net interest income	47,989	48,255

Provision for loan losses	221	3,330
Net interest income after provision for loan losses	47,768	44,925

Noninterest income:
Service charges and other fees	3,980	3,644
FDIC indemnification income (expense)	(1,145)	2,848
Gain on sales of loans	1,333	2,424
Net gain on available-for-sale securities	256	461
Other	1,370	1,872
	5,794	11,249

Noninterest expenses:
Salaries and employee benefits	22,326	23,635
Occupancy and equipment	5,065	5,922
Data processing	1,515	1,844
FDIC insurance and assessments	896	808
OREO, net	376	1,726
Other	9,445	8,453
	39,623	42,388
Net income	$13,939	$13,786

See Notes to Consolidated Financial Statements.

Central Bancshares, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income
Years Ended December 31, 2014 and 2013
(In Thousands)

	2014	2013

Net income	$13,939	$13,786
Other comprehensive income:
Change in unrealized gain (loss) on available-for-sale securities	2,956	(6,231)
Comprehensive income	$16,895	$7,555

See Notes to Consolidated Financial Statements.

Central Bancshares, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2014 and 2013
(In Thousands, Except Share Data)

					Accumulated
	Common Stock		Additional		Other
		Par	Paid-In	Retained	Comprehensive
	Shares	Value	Capital	Earnings	Income (Loss)	Total

Balance, December 31, 2012	6,500	$6	$3,407	$69,661	$2,071	$75,145
Net income	—	—	—	13,786	—	13,786
Other comprehensive loss	—	—	—	—	(6,231)	(6,231)
Dividends	—	—	—	(9,572)	—	(9,572)
Balance, December 31, 2013	6,500	6	3,407	73,875	(4,160)	73,128
Net income	—	—	—	13,939	—	13,939
Other comprehensive income	—	—	—	—	2,956	2,956
Dividends	—	—	—	(9,600)	—	(9,600)
Balance, December 31, 2014	6,500	$6	$3,407	$78,214	$(1,204)	$80,423

See Notes to Consolidated Financial Statements.

Central Bancshares, Inc. and Subsidiary

Consolidated Statements of Cash Flows
Years Ended December 31, 2014 and 2013
(In Thousands)

	2014	2013
Cash Flows From Operating Activities
Net income	$13,939	$13,786
Adjustments to reconcile net income to net cash used in operating activities:
Provision for loan losses	221	3,330
FDIC indemnification (income) expense	1,145	(2,848)
Depreciation	1,840	1,760
Net amortization and accretion of bond premiums and discounts	618	939
Net accretion of loans accretable interest discount	(14,080)	(31,589)
Net accretion of FDIC indemnification asset fair value discount	(50)	(239)
Gain on available-for-sale securities	(256)	(461)
Originations of loans held for sale	(84,624)	(101,174)
Proceeds from sale of loans held for sale	86,752	112,106
Gain on sale of loans held for sale	(1,333)	(2,424)
Amortization of intangible assets	304	359
Loss on sale and write-down of other real estate owned, net	1,421	3,839
Other, net	(972)	(3,130)
Net cash provided by (used in) operating activities	4,925	(5,746)

Cash Flows From Investing Activities
Net decrease in investments in certificates of deposit	—	47
Net decrease in federal funds sold	1,719	2,229
Purchases of securities available for sale	(4,032)	(65,751)
Proceeds from sales and maturities of available-for-sale securities	26,591	36,443
Purchases of securities held to maturity	(7,027)	(26,831)
Proceeds from maturities of securities held to maturity	510	9,777
Net increase in loans	(66,807)	(1,415)
Purchases of premises and equipment	(1,285)	(1,984)
Proceeds from sale of other real estate owned	15,086	26,248
Net change in FDIC indemnification loss share agreements	21,135	37,686
Net cash proceeds received in acquisitions (Note 2)	2,573	—
Net (increase) decrease in restricted stock	(104)	964
Net cash provided by (used in) investing activities	(11,641)	17,413

Cash Flows From Financing Activities
Increase (decrease) in short-term borrowings	(228)	932
Net increase in deposits	(19,773)	(60,581)
Proceeds from subordinated debentures	—	12,300
Payments on notes payable	(1,166)	(4,917)
Cash dividends paid on common stock	(9,600)	(9,572)
Net cash used in financing activities	(30,767)	(61,838)

Net change in cash and cash equivalents	(37,483)	(50,171)

Cash and Cash Equivalents
Beginning	94,024	144,195
Ending	$56,541	$94,024

(Continued)

Central Bancshares, Inc. and Subsidiary

Consolidated Statements of Cash Flows (Continued)
Years Ended December 31, 2014 and 2013
(In Thousands)

	2014	2013
Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$5,542	$6,455

Supplemental Schedule of Noncash Investing Activities
Loans transferred to other real estate owned	$5,149	$16,977

Supplemental Schedule of Noncash Investing Activities—Acquisitions
Assets acquired:
Cash and cash equivalents	$4,294	$—
Investment securities available for sale	6,467	—
Loans, net of discount	27,455	—
Other real estate owned	35	—
Other assets	4,656	—
Goodwill	88	—
Total assets acquired	42,995	—

Liabilities assumed:
Deposits	38,078	—
Notes payable	1,000
Subordinated notes payable	2,062	—
Accrued expenses and other liabilities	134	—
Total liabilities assumed	41,274	—
Consideration paid	$1,721	$—

See Notes to Consolidated Financial Statements.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 1.                                  Summary of Significant Accounting Policies

Nature of business: Central Bancshares, Inc. is a one-bank holding company. Its wholly owned subsidiary, Central Bank (Bank), is a state-chartered commercial bank with offices located in Centerville, Chisago, Coon Rapids, Eden Prairie, Forest Lake, Golden Valley, Minneapolis, Newport, Otsego, St. Michael, St. Paul, South St. Paul, Stillwater, White Bear Lake and Woodbury, Minnesota; Hudson, Osceola, St. Croix Falls, Rice Lake and Barron, Wisconsin; and Naples and Fort Meyers, Florida. The Bank provides commercial and retail loan and deposit services principally to customers within the Minneapolis-St. Paul metropolitan area of Minnesota, western Wisconsin and the southwest area of Florida (Florida comprises approximately 9 percent of consolidated assets and operations).

Basis of financial statement presentation and accounting estimates: The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, estimated credit losses on purchased impaired loans, fair value estimates on the acquired banks (Note 2), valuation of the FDIC indemnification asset, valuation of securities, and valuation of other real estate owned.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Central Bancshares, Inc. and its wholly owned subsidiary, Central Bank. These entities are collectively referred to herein as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash, cash equivalents and cash flows: For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from banks. Cash flows from certificates of deposit, loans, federal funds sold, restricted stock, FDIC indemnification asset, deposits and short-term borrowings are reported net.

Investment securities: Debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Securities not classified as held-to-maturity or trading, including equity securities with readily determinable fair values, are classified as available-for-sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

Declines in the fair value of individual securities, classified as either held-to-maturity or available-for-sale, below their amortized cost that are determined to be other than temporary result in write-downs of the individual securities. If the Company (a) has the intent to sell a debt security or (b) more likely than not will be required to sell the debt security before its anticipated recovery, then the Company recognizes the entire unrealized loss in earnings as an other-than-temporary loss. If neither of these conditions is met, the Company evaluates whether a credit loss exists. The impairment is separated into (a) the amount of the total impairment related to the credit loss and (b) the amount of the total impairment related to all other factors. The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings, and the amount related to all other factors is recognized in other comprehensive income.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 1.                                  Summary of Significant Accounting Policies (Continued)

Securities with unrealized losses that the Company deems to be other than temporary are recognized as realized losses. The assessment of whether such impairment has occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. Management considers a wide range of factors in making this assessment. Those factors include, but are not limited to, the length and severity of the decline in value and changes in the credit quality of the issuer or underlying assets.

Investment in restricted stock: The Company is a member of the Federal Home Loan Bank of Des Moines and, as such, is required to maintain a minimum investment in stock of the Federal Home Loan Bank that varies with the level of advances outstanding with the Federal Home Loan Bank. The stock is bought from and sold to the Federal Home Loan Bank based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost and evaluated for impairment in accordance with Accounting Standards Codification (ASC) 942-325-35. In accordance with this guidance, the stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) The significance of the decline in net assets of the Federal Home Loan Bank as compared to the capital stock amount and the length of time this situation has persisted, (b) commitments by the Federal Home Loan Bank to make payments required by law or regulation and the level of such payments in relation to the operating performance, (c) the impact of legislative and regulatory changes on the customer base of the Federal Home Loan Bank and (d) the liquidity position of the Federal Home Loan Bank. There was no impairment recognized in 2014 or 2013.

Loans held for sale: Loans held for sale (those loans that the Company has the intent to sell in the foreseeable future) are carried at the lower of aggregate cost or market value. The market value calculation includes consideration of all open positions. Gains and losses on sales of loans are recognized at settlement dates and are determined by the difference between the sales proceeds and the carrying value of the loans. The Company does not retain servicing rights, and all sales are made without recourse.

Purchased loans: All purchased loans (nonimpaired and impaired) are initially measured at fair value as of the acquisition date in accordance with applicable authoritative accounting guidance. Credit discounts are included in the determination of fair value. An allowance for credit losses is not recorded at the acquisition date for loans purchased.

Individual loans acquired through the completion of a transfer, including loans that have evidence of deterioration of credit quality since origination and for which it is probable, at acquisition, that the Company will be unable to collect all contractually required payments receivable, are referred to herein as “purchased impaired loans.” In determining the acquisition date fair value and estimated credit losses of purchased impaired loans, and in subsequent accounting, the Company accounts for loans individually. Contractually required payments for interest and principal that exceed the undiscounted cash flows expected at acquisition, or the “nonaccretable difference,” are not recognized as a yield adjustment or as a loss accrual or valuation allowance. Expected cash flows at the purchase date in excess of the fair value of loans, if any, are recorded as interest income over the expected life of the loans if the timing and amount of the future cash flows are reasonably estimable. Subsequent to the purchase date, increases in cash flows over those expected at the purchase date are recognized as interest income prospectively. The present value of any decreases in expected cash flows after the purchase date is recognized by recording an allowance for credit losses and a provision for loan losses. If the Company does not have the information necessary to reasonably estimate cash flows to be expected, it may use the cost-recovery method or cash-basis method of income recognition.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 1.                                  Summary of Significant Accounting Policies (Continued)

Subsequent to the purchase date, increases in cash flows over those expected at the purchase date are recognized as interest income prospectively. Subsequent to the purchase date, the methods utilized to estimate the required allowance for credit losses for these loans are similar to originated loans. The remaining differences between the purchase price and the unpaid principal balance at the date of acquisition are recorded in interest income over the life of the loans.

Covered assets and indemnification asset: Loans and other real estate owned covered under loss-sharing or similar credit protection agreements with the FDIC are reported respectively in loans or other real estate owned. The related FDIC indemnification asset is reported separately. In accordance with applicable authoritative accounting guidance, all purchased loans, other real estate owned, and the related indemnification assets are recorded at fair value at the date of purchase.

Subsequent to the initial recording, the indemnified asset is subject to impairment testing. Additionally, if expected cash flows on covered assets increase, the Company accounts for the associated decrease in the indemnification asset by amortizing the change over the lessor of the contractual term of the indemnification agreement or the remaining life of the indemnification asset. There was no impairment recorded in 2014 or 2013.

Loans and allowance for loan losses: Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower’s ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary as more information becomes available.

A loan is impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows or, alternatively, the observable market price or the fair value of the collateral if the loan is collateral-dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. Purchased credit-impaired loans are not reported as impaired loans as long as they continue to perform at least as well as expected at acquisition.

Interest on loans is accrued daily on the outstanding balances. For impaired loans, accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower’s financial condition is such that collection of interest is doubtful. Interest on these loans is recognized only when actually paid by the borrower if collection of the principal is likely to occur.

The Company determines a loan to be delinquent when payments have not been made according to contractual terms, typically evidenced by nonpayment of a monthly installment by the due date. The accrual of interest on loans is generally discontinued at the time the loan is 90 days delinquent, unless the credit is well secured and in the process of collection.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 1.                                  Summary of Significant Accounting Policies (Continued)

All interest accrued but not collected for loans that are placed on nonaccrual status or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Off-balance-sheet credit-related financial instruments: In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under credit arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets.

Other real estate owned: Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is initially recorded at the fair value of the properties less estimated costs of disposal, establishing a new cost basis. Any write-down to fair value less estimated costs of disposal at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure that the recorded amount is supported by its current fair value less estimated costs of disposal. Subsequent write-downs are charged to expense.

Transfers of financial assets: Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity, or the ability to unilaterally cause the holder to return specific assets. In addition, for transfers of a portion of financial assets (for example, participations of loan receivables), the transfer must meet the definition of a “participating interest” in order to be accounted for as a sale. Following are the characteristics of a “participating interest”:

•                  Participating interest holders have pro rata ownership in an entire financial asset.

•                  From the date of the transfer, all cash flows received from the entire financial asset are divided proportionately among the participating interest holders in an amount equal to their share of ownership.

•                  The rights of each participating interest holder have the same priority, and no participating interest holder’s interest is subordinated to the interest of another participating interest holder. That is, no participating interest holder is entitled to receive cash before any other participating interest holder under its contractual rights as a participating interest holder.

•                  No party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to pledge or exchange the entire financial asset.

Advertising costs: Advertising costs are expensed as incurred.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 1.                                  Summary of Significant Accounting Policies (Continued)

Income taxes: The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax law which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying consolidated financial statements.

Under guidance on accounting for uncertainty in income taxes, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of that position. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain positions that require adjustment to the consolidated financial statements to comply with the provisions of the guidance. Tax returns prior to 2011 for federal filings and 2010 for state filings are no longer open and subject to examination.

Goodwill: Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as purchases. Certain other intangible assets that have finite lives are amortized over the remaining useful lives. Under ASC Topic 350, goodwill of a reporting unit is tested for impairment on an annual basis, or between annual tests if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying amount. Any future impairment will be recorded as noninterest expense in the period of assessment. There was no impairment in 2014 or 2013.

Salary reduction—401(k) plan: The Company provides a 401(k) plan covering substantially all employees eligible as to age and length of service. A participant may elect to make contributions of up to the maximum allowed by law. The Company matches 100 percent of employee contributions up to 5 percent of each employee’s salary.

Comprehensive income: Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income (loss). Gains and losses on available-for-sale securities are reclassified to net income as the gains or losses are realized upon sale of the securities. Other-than-temporary impairment charges are reclassified to net income at the time of the charge.

Fair values of financial instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 17. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications: Certain 2013 amounts have been reclassified to be consistent with the 2014 presentation. These reclassifications had no effect on net income or stockholders’ equity.

Subsequent events: In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 5, 2015, the date the consolidated financial statements were available to be issued.

New authoritative accounting guidance: The following are accounting pronouncements recently issued that the Company is current evaluating the impact of adoption on its consolidated financial statements:

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 1.                                  Summary of Significant Accounting Policies (Continued)

In April 2014, the FASB issued ASU No. 2014-04, Receivables — Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure. This ASU provides guidance on when a loan should be derecognized and collateral assets recognized during an in substance repossession or foreclosure.  The objective of this ASU is to eliminate diversity in practice related to the topic.  The ASU states creditors are considered to have physical possession of residential real estate property when either the creditor obtains title for the property or the borrower transfers all interest in the property through a deed or other legal agreement.  When physical possession occurs, the loan should be derecognized and collateral assets recognized.  This update is effective for annual and interim periods beginning after December 15, 2014, and is not expected to have a material impact on the Company’s consolidated financial statements.

In September 2014, the FASB issued ASU No. 2014-09, Revenue Recognition — Revenue from Contracts with Customers (Topic 606). This ASU provides guidance on when to recognize revenue from contracts with customers.  The objective of this ASU is to eliminate diversity in practice related to this topic and to develop guidance that would streamline and enhance revenue recognition requirements.  The ASU defines five steps to recognize revenue including, identify the contract with a customer, identify the performance obligations in the contract, determine a transaction price, allocate the transaction price to the performance obligations and then recognize the revenue when or as the entity satisfies a performance obligation.  This update is effective for annual reporting periods beginning after December 15, 2017, and the Company is currently assessing the potential impact to the consolidated financial statements.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 2.                                  Acquisitions

On August 28, 2009, the Bank assumed all nonbrokered deposits and approximately $186,392 in loans and other real estate owned, net of a $23,980 discount, of Mainstreet Bank, Forest Lake, Minnesota (Mainstreet), in a loss-share transaction facilitated by the Federal Deposit Insurance Corporation (FDIC). Central Bank will share in the losses on assets (loans and other real estate owned) covered under the agreement (referred to as “covered loans” and “covered other real estate owned”). On initial losses up to $8,434, the FDIC has agreed to cover losses 100 percent. On the next $90,000 of losses, the FDIC has agreed to reimburse Central Bank for 80 percent of losses. On all remaining losses, the FDIC has agreed to reimburse Central Bank for 95 percent of losses. The transaction generated a 2009 pretax gain of $2,818 and core deposit intangibles of $203.

On October 2, 2009, the Bank assumed all nonbrokered deposits and approximately $26,100 in loans and other real estate owned, net of a $10,000 discount, of Jennings State Bank, Spring Grove, Minnesota (Jennings), in a loss-share transaction facilitated by the FDIC. Central Bank will share in the losses on assets (loans and other real estate owned) covered under the agreement. On losses up to $7,000, the FDIC has agreed to reimburse Central Bank for 80 percent of losses. On losses exceeding $7,000, the FDIC has agreed to reimburse Central Bank for 95 percent of losses. The transaction generated a pretax gain of $7,483 and core deposit intangibles of $50.

On October 23, 2009, the Bank assumed all nonbrokered deposits and approximately $52,074 in loans and other real estate owned, net of a $12,900 discount, of Riverview Community Bank, Otsego, Minnesota (Riverview), in a loss-share transaction facilitated by the FDIC. Central Bank will share in the losses on assets (loans and other real estate owned) covered under the agreement. On losses up to $16,000, the FDIC has agreed to reimburse Central Bank for 80 percent of losses. On losses exceeding $16,000, the FDIC has agreed to reimburse Central Bank for 95 percent of losses. The agreement also requires Central Bank to reimburse the FDIC at the end of a 10-year period for 50 percent of gains over and above certain stated amounts as specified in the agreement, if actual losses are less than certain benchmarks as established by the FDIC. As of December 31, 2014 and 2013, the Company estimated no amounts will be due under this clause, and therefore, no liability has been recorded. The transaction generated a pretax gain of $7,323 and core deposit intangibles of $100.

On November 20, 2009, the Bank assumed all nonbrokered deposits and approximately $30,600 in loans and other real estate owned, net of a $14,800 discount, of Commerce Bank of Southwest Florida, Fort Meyers, Florida (Commerce), in a loss-share transaction facilitated by the FDIC. Central Bank will share in the losses on assets (loans and other real estate owned) covered under the agreement. On losses up to $18,000, the FDIC has agreed to reimburse Central Bank for 80 percent of losses. On losses exceeding $18,000, the FDIC has agreed to reimburse Central Bank for 95 percent of losses. The agreement also requires Central Bank to reimburse the FDIC at the end of a 10-year period for 50 percent of gains over and above certain stated amounts as specified in the agreement, if actual losses are less than certain benchmarks as established by the FDIC. As of December 31, 2014 and 2013, the Company estimated $106 will be due under this clause, and therefore, a liability has been recorded. The transaction generated a pretax gain of $8,722 and core deposit intangibles of $100.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 2.                                  Acquisitions (Continued)

On April 15, 2011, the Bank assumed all nonbrokered deposits and approximately $13,219 in loans and other real estate owned, net of a discount of $3,328, of Rosemount National Bank, Rosemount, Minnesota (Rosemount), in a nonshared-loss transaction facilitated by the FDIC. The transaction generated a pretax gain of $560.

On October 7, 2011, the Bank assumed all nonbrokered deposits and approximately $343,439 in loans and other real estate owned, net of a discount of $89,179, of The Riverbank, Osceola, Wisconsin (The Riverbank), in a loss-share transaction facilitated by the FDIC. Central Bank will share in the losses on assets (certain loans and other real estate owned) covered under the agreement. The agreement also requires Central Bank to reimburse the FDIC at the end of a 10-year period for 50 percent of gains over and above certain stated amounts as specified in the agreement, if actual losses are less than certain benchmarks as established by the FDIC. As of December 31, the Company estimated $260 will be due under this clause, and therefore, a liability has been recorded. The transaction generated a pretax gain of $11,690 and core deposit intangibles of $1,332.

On July 13, 2012, the Bank acquired 100 percent of the stock of Bank of Naples, Naples, Florida (Naples), including all liabilities and approximately $67,814 in loans and other real estate owned, net of a discount of $10,921, in a private transaction. The transaction resulted in goodwill of $437.

On April 11, 2014, the Company acquired 100 percent of the stock of First Financial Holdings, Inc. and its wholly owned subsidiary, First National Bank and Trust in Barron, Wisconsin, (Barron) from a related party. The acquisition included total assets of approximately $43,000, including loans of approximately $27,000, and total liabilities of approximately $41,000, including deposits of approximately $38,000, from the Barron and Rice Lake, Wisconsin locations. The transaction resulted in goodwill of $88.

The Company accounts for the loss-sharing agreements with the FDIC as an indemnification asset. The loss-sharing agreements require that Central Bank follow certain servicing procedures as specified in the agreements or risk losing FDIC reimbursement of covered losses.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed in the Mainstreet, Jennings, Riverview, Commerce, Rosemount, The Riverbank, Naples and Barron (collectively, the Purchased Banks) transactions, as of the closing dates of those transactions.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 2.                                  Acquisitions (Continued)

Assets acquired and liabilities assumed:

	2009				2011		2012	2014
	Mainstreet	Jennings	Riverview	Commerce	Rosemount	The Riverbank	Naples	Barron
Assets:
Cash and cash equivalents	$44,433	$16,849	$12,386	$11,716	$7,928	$74,306	$31,664	$2,573
Certificates of deposit in other banks	27,458	—	2,897	—	—	—	738	—
Federal funds sold	—	310	4,700	—	2,557	—	—	713
Investment securities available for sale	88,575	9,285	11,166	250	599	25,523	5,546	6,467
Loans, net of discount	168,690	24,442	47,142	28,944	9,014	235,219	66,457	27,455
Restricted securities	1,650	—	1,224	399	—	2,494	918	—
Other real estate owned	17,702	1,658	4,932	1,656	877	19,041	1,357	35
Core deposit intangibles	203	50	100	100	—	1,332	—	—
FDIC indemnification asset	55,502	5,827	17,662	22,740	—	59,509	—	—
Other assets	1,912	348	368	316	1,253	7,797	485	3,943
Total assets	$406,125	$58,769	$102,577	$66,121	$22,228	$425,221	$107,165	$41,186

Liabilities:
Deposits	$366,367	$50,842	$73,009	$57,351	$21,592	$379,728	$91,160	$38,078
Short-term borrowings	2,929	—	—	—	—	—	—	—
Notes payable	24,221	—	21,444	—	—	29,336	16,060	3,062
Accrued expenses and other liabilities	9,790	444	801	48	76	4,467	382	134
Total liabilities	$403,307	$51,286	$95,254	$57,399	$21,668	$413,531	$107,602	$41,274

Goodwill	$—	$—	$—	$—	$—	$—	$437	$88
Net gain recorded on acquisition	$2,818	$7,483	$7,323	$8,722	$560	$11,690	$—	$—

Loss Sharing and FDIC indemnification asset: As noted below, the Company and the FDIC entered into loss-sharing agreements in connection with the acquired banks noted below. These agreements cover realized losses on loans and foreclosed real estate. Under these agreements, the FDIC will reimburse the Company for realized losses as follows:

	Mainstreet	Jennings	Riverview	Commerce	The Riverbank

Losses covered at 100% up to	$8,434	$—	$—	$—	$—

Losses covered at 80%:
From	$8,434	$—	$—	$—	$—
To	98,434	7,000	16,000	18,000	No upper limit

Losses covered 95% over	$98,434	$7,000	$16,000	$18,000	$—

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 2.                                  Acquisitions (Continued)

These agreements extend for 10 years for one- through four-family real estate loans and for five years for commercial and other loans. This loss-sharing asset is measured separately from the loan portfolio because it is not contractually embedded in the loans and is not transferable with the loans should the Company choose to dispose of them. The related FDIC indemnification asset as of December 31, 2014 and 2013, was $11,700 and $33,930, respectively.

Covered assets represent assets acquired from the FDIC subject to loss-sharing agreements. The carrying amount of covered assets consisted of loans (Note 5) and other real estate owned (Note 6).

Note 3.                                  Restrictions on Cash and Due From Banks

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $1,375 and $1,581 at December 31, 2014 and 2013, respectively.

Note 4.                                  Investments

Summary of securities available for sale:

	December 31, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

U.S. government and federal agencies	$16,823	$4	$(393)	$16,434
GSE residential mortgage-backed securities	94,959	900	(1,645)	94,214
Corporate bonds	9,565	12	(143)	9,434
Obligations of states and political subdivisions	8,332	139	(78)	8,393
	$129,679	$1,055	$(2,259)	$128,475

	December 31, 2013
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

U.S. government and federal agencies	$16,890	$6	$(874)	$16,022
GSE residential mortgage-backed securities	112,340	968	(3,403)	109,905
Corporate bonds	9,319	8	(677)	8,650
Obligations of states and political subdivisions	7,584	52	(240)	7,396
	$146,133	$1,034	$(5,194)	$141,973

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 4.                                  Investments (Continued)

Summary of securities held to maturity:

	December 31, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

U.S. government and federal agencies	$15,936	$64	$(458)	$15,542
GSE residential mortgage-backed securities	18,943	680	(1)	19,622
Corporate bonds	3,955	37	—	3,992
	$38,834	$781	$(459)	$39,156

	December 31, 2013
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

U.S. government and federal agencies	$15,926	$—	$(1,253)	$14,673
GSE residential mortgage-backed securities	16,391	154	(183)	16,362
	$32,317	$154	$(1,436)	$31,035

Pledged securities: Securities with a carrying amount of $98,240 and $93,492 at December 31, 2014 and 2013, respectively, were pledged to secure government obligations, securities sold under agreements to repurchase, and for other purposes as required or permitted by law.

Realized gains and losses: There was $256 and $465 of realized gains and $0 and $4 of realized losses in 2014 and 2013, respectively.

Contractual maturities of available-for-sale securities:

	December 31, 2014
	Amortized	Estimated Fair
	Cost	Value

Due in less than one year	$2,132	$2,140
Due in one year through five years	16,531	16,151
Due in five years through 10 years	14,077	13,881
Due in more than 10 years	1,980	2,089
	34,720	34,261

GSE residential mortgage-backed securities	94,959	94,214
	$129,679	$128,475

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 4.                                  Investments (Continued)

Contractual maturities of held-to-maturity securities:

	December 31, 2014
	Amortized	Estimated Fair
	Cost	Value

Due in five years through 10 years	$19,891	$19,534
GSE residential mortgage-backed securities	18,943	19,622
	$38,834	$39,156

Anticipated maturities of mortgage-backed securities are not readily determinable, since they may be prepaid without penalty, and as such are presented separately in the tables above.

Available-for-sale securities in an unrealized loss position which are not other-than-temporarily impaired:

	December 31, 2014
	Less Than 12 Months		12 Months or More		Total
	Estimated Fair	Unrealized	Estimated Fair	Unrealized	Estimated Fair	Unrealized
	Value	(Losses)	Value	(Losses)	Value	(Losses)
U.S. government and federal agencies	$—	$—	$14,916	$(393)	$14,916	$(393)
GSE residential mortgage- backed securities	2,483	(35)	49,639	(1,610)	52,122	(1,645)
Corporate bonds	—	—	9,055	(143)	9,055	(143)
Obligations of states and political subdivisions	222	(1)	2,786	(77)	3,008	(78)
Total temporarily impaired securities	$2,705	$(36)	$76,396	$(2,223)	$79,101	$(2,259)

	December 31, 2013
	Less Than 12 Months		12 Months or More		Total
	Estimated fair	Unrealized	Estimated fair	Unrealized	Estimated fair	Unrealized
	Value	(Losses)	Value	(Losses)	Value	(Losses)
U.S. government and federal agencies	$14,483	$(874)	$—	$—	$14,483	$(874)
GSE residential mortgage- backed securities	65,549	(3,110)	4,278	(293)	69,827	(3,403)
Corporate bonds	8,550	(677)	—	—	8,550	(677)
Obligations of states and political subdivisions	2,935	(240)	—	—	2,935	(240)
Total temporarily impaired securities	$91,517	$(4,901)	$4,278	$(293)	$95,795	$(5,194)

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 4.                                 Investments (Continued)

Held-to-maturity securities in an unrealized loss position which are not other-than-temporarily impaired:

	December 31, 2014
	Less Than 12 Months		12 Months or More		Total
	Estimated Fair	Unrealized	Estimated Fair	Unrealized	Estimated Fair	Unrealized
	Value	(Losses)	Value	(Losses)	Value	(Losses)
U.S. government and federal agencies	$—	$—	$12,542	$(458)	$12,542	$(458)
GSE residential mortgage- backed securities	1,978	(1)	—	—	1,978	(1)
Total temporarily impaired securities	$1,978	$(1)	$12,542	$(458)	$14,520	$(459)

	December 31, 2013
	Less Than 12 Months		12 Months or More		Total
	Estimated fair	Unrealized	Estimated fair	Unrealized	Estimated fair	Unrealized
	Value	(Losses)	Value	(Losses)	Value	(Losses)
U.S. government and federal agencies	$14,673	$(1,253)	$—	$—	$14,673	$(1,253)
GSE residential mortgage- backed securities	9,227	(183)	—	—	9,227	(183)
Total temporarily impaired securities	$23,900	$(1,436)	$—	$—	$23,900	$(1,436)

There were 34 and 32 available-for-sale securities and 4 and 7 held-to-maturity securities in an unrealized loss position at December 31, 2014 and 2013, respectively.

Management evaluates securities for other-than-temporary impairment at least on an annual basis, and more frequently when economic or market concerns warrant such evaluation.

U.S. government and federal agencies: The unrealized losses associated with the U.S. government and federal agencies securities relate to changes in interest rates and market spreads subsequent to purchase. At December 31, 2014, the Company had no plans to sell securities with unrealized losses and believes it is more likely than not it would not be required to sell such securities before recovery of their amortized cost.

GSE residential mortgage-backed securities: The unrealized losses in the Company’s GSE residential mortgage-backed securities were caused by interest rate increases. The Company purchased those investments at a discount relative to their face amount, and the contractual cash flows of those investments are guaranteed by an agency of the U.S. government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost of the Company’s investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2014.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 4.                                  Investments (Continued)

Corporate Bonds: The unrealized losses associated with corporate securities relate to changes in interest rates and market spreads subsequent to purchase. In general, the issuers of the investment securities are contractually prohibited from prepayment at less than par, and the Company did not pay purchase premiums for these securities. At December 31, 2014, the Company had no plans to sell securities with unrealized losses and believes it is more likely than not it would not be required to sell such securities before recovery of their amortized cost.

Obligations of states and political subdivisions: The unrealized losses associated with the obligations of states and political subdivisions relate to changes in interest rates and market spreads subsequent to purchase. At December 31, 2014, the Company had no plans to sell securities with unrealized losses and believes it is more likely than not it would not be required to sell such securities before recovery of their amortized cost.

The unrealized loss has been recorded as a mark-to-market loss on securities available for sale and reflected as a reduction to equity through other comprehensive income (loss).

Note 5.                                  Loans

Composition of loans:

	Noncovered, December 31
	2014	2013

Commercial real estate	$402,677	$290,158
Commercial	102,332	85,988
Residential real estate	121,092	84,594
Home equity and junior lien	61,354	52,351
Construction loans	59,283	48,181
Consumer installment	12,429	9,385
Other	15,916	13,337
	775,083	583,994

Less allowance for loan losses	10,545	9,244
Loans, net	$764,538	$574,750

	Covered, December 31
	2014	2013

Commercial real estate	$61,857	$111,509
Commercial	5,455	17,469
Residential real estate	28,315	42,365
Home equity and junior lien	23,085	29,895
Construction loans	5,940	13,958
Consumer installment	97	421
Other	917	2,281
	125,666	217,898

Less allowance for loan losses	4,678	10,092
Loans, net	$120,988	$207,806

At December 31, 2014 and 2013, the outstanding contractual principal balance of covered loans was $136,034 and $244,664, respectively.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

Loans are made to individuals as well as commercial and tax-exempt entities. Specific loan terms vary as to interest rate, repayment and collateral requirements based on the type of loan requested and the creditworthiness of the prospective borrower. Credit risk tends to be geographically concentrated in that a majority of the loan customers are located in the markets serviced by the Company.

The Company’s extension of credit is governed by the individual loan policies that were established to control the quality of the Company’s loans. These policies and procedures are reviewed and approved by the Board of Directors on a regular basis.

Commercial real estate loans: The Company’s goal is to create and maintain a high-quality portfolio of commercial real estate loans with customers who meet the quality and relationship profitability objectives of the Company. Commercial real estate loans are subject to underwriting standards and processes similar to commercial operating and term loans. These loans are analyzed using projected cash flows, and the repayment of these loans is largely dependent on the successful operation of the property. Loan performance may be adversely affected by factors impacting the general economy or conditions specific to the real estate market, such as geographic location and property type.

Commercial loans: Commercial operating and term loans are originated in the Company’s primary service area. These loans are made to individuals, partnerships, corporations, limited liability partnerships and limited liability companies for the purpose of assisting in the development of a business enterprise. Loans to closely held businesses will generally be guaranteed in full or for a meaningful amount by the businesses’ major owners. Commercial loans are made based primarily on the historical and projected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not perform as forecasted, and collateral securing loans may fluctuate in value due to economic or individual performance factors. Minimum standards and underwriting guidelines have been established for all commercial loan types.

Residential real estate loans: The Company originates loans secured by one- to four-family residential property that is generally located in the Twin Cities, western Wisconsin and southwest Florida markets. Residential real estate loans are secured by senior mortgages on residential properties. Residential real estate loans take the form of amortizing term loans. Residential real estate loans are underwritten per the approved credit policy.

Home equity and junior lien loans: The Company originates home equity and junior lien loans secured by one- to four-family residential property that is generally located in the Twin Cities, western Wisconsin and southwest Florida markets. Home equity loans are secured by senior or junior mortgages on residential properties. These loans take the form of amortizing term loans as well as revolving lines of credit and are underwritten per the approved credit policy.

Construction loans: Construction loans are extended for the purpose of acquiring land and the construction of improvements. Improvements largely take the form of buildings, however, in the case of development loans, may include infrastructure necessary for occupancy. The construction loans are largely to borrowers who will occupy the finished project. At the completion of construction, construction loans are structured as amortizing term loans under terms consistent with the approved credit policy. Upon completion of development projects, the loans for development are extended for a time period consistent with the approved credit policy and are reduced as parcels of underlying collateral are sold.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

Consumer installment loans: The Company originates direct consumer loans, including vehicle loans and overdraft protection plans, using criteria established by the approved credit policy. Each loan type has separate specified factors upon which credit decisions are based. These factors include credit history, debt to income, and collateral type and value.

Other loans: Other loans consist mainly of a bank holding company loan, obligations of states and political subdivisions, including industrial revenue obligations, leases, and loans to farmers.

Loans receivable:

	Noncovered, December 31, 2014
				Loans Past
		30–59 Days	60–89 Days	Due More	Total
	Current	Past Due	Past Due	Than 90 Days	Past Due	Total

Commercial real estate	$402,049	$361	$107	$160	$628	$402,677
Commercial	101,870	303	143	16	462	102,332
Residential real estate	119,585	797	314	396	1,507	121,092
Home equity and junior lien	61,078	138	51	87	276	61,354
Construction loans	58,821	11	—	451	462	59,283
Consumer installment	12,404	25	—	—	25	12,429
Other	14,885	—	—	1,031	1,031	15,916
Total loans	$770,692	$1,635	$615	$2,141	$4,391	$775,083

Nonaccrual loans	$1,368	$175	$410	$2,141	$2,726	$4,094

	Noncovered, December 31, 2013
				Loans Past
		30–59 Days	60–89 Days	Due More	Total
	Current	Past Due	Past Due	Than 90 Days	Past Due	Total

Commercial real estate	$289,580	$—	$137	$441	$578	$290,158
Commercial	85,728	170	90	—	260	85,988
Residential real estate	83,643	212	382	357	951	84,594
Home equity and junior lien	51,306	611	301	133	1,045	52,351
Construction loans	47,611	—	102	468	570	48,181
Consumer installment	9,324	45	3	13	61	9,385
Other	12,306	—	1,031	—	1,031	13,337
Total loans	$579,498	$1,038	$2,046	$1,412	$4,496	$583,994

Nonaccrual loans	$924	$367	$1,474	$1,412	$3,252	$4,177

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

	Covered, December 31, 2014
				Loans Past
		30–59 Days	60–89 Days	Due More	Total
	Current	Past Due	Past Due	Than 90 Days	Past Due	Total

Commercial real estate	$59,414	$—	$146	$2,297	$2,443	$61,857
Commercial	5,311	—	144	—	144	5,455
Residential real estate	26,570	695	113	937	1,745	28,315
Home equity and junior lien	22,654	279	46	106	431	23,085
Construction loans	5,522	57	—	361	418	5,940
Consumer installment	97	—	—	—	—	97
Other	917	—	—	—	—	917
Total loans	$120,485	$1,031	$449	$3,701	$5,181	$125,666

Nonaccrual loans	$2,159	$511	$190	$3,701	$4,402	$6,561

	Covered, December 31, 2013
				Loans Past
		30–59 Days	60–89 Days	Due More	Total
	Current	Past Due	Past Due	Than 90 Days	Past Due	Total

Commercial real estate	$102,398	$1,776	$2,071	$5,264	$9,111	$111,509
Commercial	15,836	405	235	993	1,633	17,469
Residential real estate	37,836	327	431	3,771	4,529	42,365
Home equity and junior lien	28,821	137	441	496	1,074	29,895
Construction loans	12,913	294	200	551	1,045	13,958
Consumer installment	421	—	—	—	—	421
Other	2,281	—	—	—	—	2,281
Total loans	$200,506	$2,939	$3,378	$11,075	$17,392	$217,898

Nonperforming loans	$5,181	$1,897	$377	$11,075	$13,349	$18,530

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

Recorded investment in nonaccrual loans and loans past due 90 days or more and still accruing interest by class of loans are as follows:

	Noncovered, December 31, 2014		Covered, December 31, 2014
		Loans Past Due		Loans Past Due
		90 Days or More		90 Days or More
	Nonaccrual	and Still Accruing	Nonaccrual	and Still Accruing

Commercial real estate	$535	$—	$3,642	$—
Commercial	144	—	—	—
Residential real estate	1,610	—	1,654	—
Home equity and junior lien	227	—	425	—
Construction loans	457	—	840	—
Consumer installment	90	—	—	—
Other	1,031	—	—	—
Total	$4,094	$—	$6,561	$—

	Noncovered, December 31, 2013		Covered, December 31, 2013
		Loans Past Due		Loans Past Due
		90 Days or More		90 Days or More
	Nonaccrual	and Still Accruing	Nonaccrual	and Still Accruing

Commercial real estate	$982	$—	$9,224	$—
Commercial	308	—	2,378	—
Residential real estate	693	—	4,947	—
Home equity and junior lien	628	—	1,159	—
Construction loans	465	—	821	—
Consumer installment	70	—	1	—
Other	1,031	—	—	—
Total	$4,177	$—	$18,530	$—

Included in noncovered nonaccruals are purchased credit-impaired loans with carrying values at December 31, 2014 and 2013, of approximately $1,286 and $913, respectively and contractual balances of approximately $1,870 and $1,679, respectively.

Included in covered nonaccruals are purchased credit-impaired loans with carrying values at December 31, 2014 and 2013, of approximately $5,570 and $11,384, respectively, and contractual balances of approximately $6,402 and $17,374, respectively.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

The Company utilizes an internal asset classification system as a means of reporting problem and potential problem loans. Under the Company’s risk-rating system, the Company classifies problem and potential problem loans as “Special Mention,” “Substandard” and “Doubtful,” which correspond to risk ratings six, seven and eight, respectively. Substandard loans, risk-rated seven, include those characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loans classified as Doubtful, or risk-rated eight, have all the weaknesses inherent in those classified as Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Loans that do not currently expose the Company to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses that deserve management’s close attention, are deemed to be Special Mention, or risk-rated six. Risk ratings are updated any time the situation warrants.

Loans not meeting the criteria above that are analyzed individually as part of the above-described process are considered to be pass-rated loans. The following tables present the risk category of loans by class of loans based on the most recent analysis performed and the contractual aging:

	Noncovered, December 31, 2014
		Special
	Pass	Mention	Substandard	Doubtful	Total

Commercial real estate	$377,721	$15,446	$9,194	$316	$402,677
Commercial	96,916	3,591	1,781	44	102,332
Residential real estate	115,616	1,466	4,010	—	121,092
Home equity and junior lien	58,337	1,137	1,867	13	61,354
Construction loans	53,203	3,049	3,009	22	59,283
Consumer installment	12,015	—	364	50	12,429
Other	13,406	1,479	1,031	—	15,916
Total	$727,214	$26,168	$21,256	$445	$775,083

	Noncovered, December 31, 2014
		Special
	Pass	Mention	Substandard	Doubtful	Total

Current	$725,885	$26,168	$18,231	$408	$770,692
Past due 30–59 days	1,131	—	504	—	1,635
Past due 60–89 days	198	—	417	—	615
Past due 90 days or more	—	—	2,104	37	2,141
Total	$727,214	$26,168	$21,256	$445	$775,083

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

	Noncovered, December 31, 2013
		Special
	Pass	Mention	Substandard	Doubtful	Total

Commercial real estate	$274,402	$7,896	$7,860	$—	$290,158
Commercial	77,501	6,350	2,119	18	85,988
Residential real estate	80,148	968	3,478	—	84,594
Home equity and junior lien	49,055	1,621	1,545	130	52,351
Construction loans	41,424	2,771	3,986	—	48,181
Consumer installment	8,870	145	314	56	9,385
Other	12,306	—	1,031	—	13,337
Total	$543,706	$19,751	$20,333	$204	$583,994

	Noncovered, December 31, 2013
		Special
	Pass	Mention	Substandard	Doubtful	Total

Current	$542,955	$19,701	$16,768	$74	$579,498
Past due 30–59 days	479	50	509	—	1,038
Past due 60–89 days	271	—	1,645	130	2,046
Past due 90 days or more	1	—	1,411	—	1,412
Total	$543,706	$19,751	$20,333	$204	$583,994

	Covered, December 31, 2014
		Special
	Pass	Mention	Substandard	Doubtful	Total

Commercial real estate	$33,464	$2,976	$25,417	$—	$61,857
Commercial	3,081	712	1,631	31	5,455
Residential real estate	21,470	1,236	5,064	545	28,315
Home equity and junior lien	20,505	617	1,904	59	23,085
Construction loans	4,169	255	1,516	—	5,940
Consumer installment	86	—	11	—	97
Other	277	93	547	—	917
Total	$83,052	$5,889	$36,090	$635	$125,666

	Covered, December 31, 2014
		Special
	Pass	Mention	Substandard	Doubtful	Total

Current	$82,571	$5,889	$31,819	$206	$120,485
Past due 30–59 days	343	—	688	—	1,031
Past due 60–89 days	138	—	311	—	449
Past due 90 days or more	—	—	3,272	429	3,701
Total	$83,052	$5,889	$36,090	$635	$125,666

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

	Covered, December 31, 2013
		Special
	Pass	Mention	Substandard	Doubtful	Total

Commercial real estate	$67,730	$8,421	$34,844	$514	$111,509
Commercial	11,622	1,981	3,557	309	17,469
Residential real estate	28,457	1,949	11,002	957	42,365
Home equity and junior lien	26,012	996	2,622	265	29,895
Construction loans	9,585	2,017	2,067	289	13,958
Consumer installment	398	3	20	—	421
Other	1,380	901	—	—	2,281
Total	$145,184	$16,268	$54,112	$2,334	$217,898

	Covered, December 31, 2013
		Special
	Pass	Mention	Substandard	Doubtful	Total

Current	$144,157	$15,991	$38,925	$1,433	$200,506
Past due 30–59 days	355	277	2,307	—	2,939
Past due 60–89 days	388	—	2,915	75	3,378
Past due 90 days or more	284	—	9,965	826	11,075
Total	$145,184	$16,268	$54,112	$2,334	$217,898

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

The following tables present loans individually evaluated for impairment by class of loans as of December 31, 2014 and 2013:

	Noncovered Impaired Loans, December 31, 2014
	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
	Balance	Investment	Allocated	Investment	Recognized
With no related allowance recorded:
Commercial real estate	$5,873	$5,477	$—	$4,242	$267
Commercial	1,587	1,374	—	1,390	108
Residential real estate	2,135	1,906	—	1,528	103
Home equity and junior lien	1,261	1,039	—	957	61
Construction loans	2,559	1,790	—	1,310	117
Consumer installment	31	30	—	39	3
Other	1,031	1,031	—	1,031	—
	14,477	12,647	—	10,497	659

With an allowance recorded:
Commercial real estate	5,902	5,635	913	4,461	337
Commercial	715	710	727	722	33
Residential real estate	3,809	3,571	548	2,503	181
Home equity and junior lien	1,022	850	419	720	46
Construction loans	1,392	1,386	576	1,631	79
Consumer installment	367	360	230	332	21
Other	—	—	—	—	—
	13,207	12,512	3,413	10,369	697
Total	$27,684	$25,159	$3,413	$20,866	$1,356

	Noncovered Impaired Loans, December 31, 2013
	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
	Balance	Investment	Allocated	Investment	Recognized
With no related allowance recorded:
Commercial real estate	$3,024	$3,006	$—	$2,940	$101
Commercial	1,406	1,406	—	1,648	80
Residential real estate	1,148	1,148	—	1,218	43
Home equity and junior lien	873	873	—	786	33
Construction loans	830	830	—	1,385	35
Consumer installment	50	50	—	33	4
Other	1,031	1,031	—	515	28
	8,362	8,344	—	8,525	324

With an allowance recorded:
Commercial real estate	3,503	3,287	663	3,496	185
Commercial	734	734	584	788	41
Residential real estate	1,435	1,435	354	2,016	77
Home equity and junior lien	713	590	501	703	22
Construction loans	1,876	1,876	801	3,183	111
Consumer installment	310	304	265	276	17
Other	—	—	—	97	—
	8,571	8,226	3,168	10,559	453
Total	$16,933	$16,570	$3,168	$19,084	$777

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

	Covered Impaired Loans, December 31, 2014
	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
	Balance	Investment	Allocated	Investment	Recognized
With no related allowance recorded:
Commercial real estate	$14,224	$12,895	$—	$12,993	$877
Commercial	1,891	1,011	—	998	151
Residential real estate	2,657	2,430	—	2,532	128
Home equity and junior lien	1,529	976	—	854	86
Construction loans	638	602	—	452	43
Consumer installment	8	4	—	9	—
Other	547	547	—	274	33
	21,494	18,465	—	18,112	1,318

With an allowance recorded:
Commercial real estate	15,228	12,634	2,204	14,670	727
Commercial	716	285	137	1,776	46
Residential real estate	4,451	3,329	573	5,355	221
Home equity and junior lien	1,040	987	463	1,139	62
Construction loans	1,355	914	449	1,092	36
Consumer installment	7	7	7	7	—
Other	—	—	—	—	—
	22,797	18,156	3,833	24,039	1,092
Total	$44,291	$36,621	$3,833	$42,151	$2,410

	Covered Impaired Loans, December 31, 2013
	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
	Balance	Investment	Allocated	Investment	Recognized
With no related allowance recorded:
Commercial real estate	$14,823	$13,091	$—	$9,431	$1,017
Commercial	990	984	—	2,030	55
Residential real estate	2,706	2,633	—	2,499	121
Home equity and junior lien	944	932	—	728	45
Construction loans	302	302	—	296	12
Consumer installment	14	14	—	15	1
Other	—	—	—	—	—
	19,779	17,956	—	14,999	1,251

With an allowance recorded:
Commercial real estate	20,025	16,706	3,702	14,143	837
Commercial	6,066	3,266	1,913	3,667	290
Residential real estate	9,237	7,380	1,226	7,287	347
Home equity and junior lien	1,447	1,291	787	1,521	57
Construction loans	1,938	1,269	443	3,118	98
Consumer installment	10	6	2	31	1
Other	—	—	—	32	—
	38,723	29,918	8,073	29,799	1,630
Total	$58,502	$47,874	$8,073	$44,798	$2,881

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

There are no material commitments to lend additional funds to customers whose loans were classified as nonaccrual or renegotiated at December 31, 2014 and 2013.

Impaired loans also include loans modified in a troubled debt restructuring where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collections.

The following is a summary of the Company’s loans modified as troubled debt restructuring during the years ended December 31, 2014 and 2013:

	Noncovered, December 31, 2014
		Premodification	Post-modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment

Commercial real estate	9	$3,528	$3,528
Commercial	5	556	556
Residential real estate	10	1,606	1,606
Home equity and junior lien	2	606	606
Construction loans	5	737	737
Consumer installment	1	100	100
Total	32	$7,133	$7,133

	Noncovered, December 31, 2013
		Premodification	Post-modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment

Commercial real estate	3	$2,405	$2,405
Commercial	2	446	446
Residential real estate	4	803	803
Home equity and junior lien	2	223	223
Construction loans	6	1,313	1,313
Total	17	$5,190	$5,190

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

	Covered, December 31, 2014
		Premodification	Post-modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment

Commercial real estate	5	$1,151	$1,151
Commercial	3	216	216
Residential real estate	6	705	705
Home equity and junior lien	6	854	854
Construction loans	3	24	24
Total	23	$2,950	$2,950

	Covered, December 31, 2013
		Premodification	Post-modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment

Commercial real estate	10	$3,932	$3,932
Commercial	5	289	289
Residential real estate	8	1,676	1,676
Home equity and junior lien	6	608	608
Construction loans	4	154	154
Total	33	$6,659	$6,659

The Company had a recorded investment of $8,680 and $7,076 in noncovered impaired loans that were modified in a troubled debt restructuring as of December 31, 2014 and 2013, respectively. The Company modified 14 and 10 noncovered loans through rate reductions in 2014 and 2013, respectively. The remaining 18 and 7 noncovered loan modifications in 2014 and 2013, respectively, were extensions of maturities.

The Company had a recorded investment of $6,509 and $13,989 in covered impaired loans that were modified in a troubled debt restructuring as of December 31, 2014 and 2013, respectively. The Company modified 17 and 11 covered loans through rate reductions in 2014 and 2013, respectively. The remaining 6 and 22 covered loan modifications in 2014 and 2013, respectively, were extensions of maturities.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

The following are troubled debt restructurings that subsequently defaulted during the year ended December 31, 2014 and 2013:

	Noncovered, December 31, 2014
	Number of	Recorded
	Contracts	Investment
Total debt restructurings that subsequently defaulted:
Residential real estate	3	$511
Total	3	$511

	Noncovered, December 31, 2013
	Number of	Recorded
	Contracts	Investment
Total debt restructurings that subsequently defaulted:
Commercial	1	$111
Home equity and junior liens	1	133
Total	2	$244

	Covered, December 31, 2014
	Number of	Recorded
	Contracts	Investment
Total debt restructurings that subsequently defaulted:
Commercial real estate	1	$146
Home equity and junior lien	3	157
Total	4	$303

	Covered, December 31, 2013
	Number of	Recorded
	Contracts	Investment
Total debt restructurings that subsequently defaulted:
Commercial real estate	10	$4,675
Commercial	4	262
Residential real estate	3	262
Home equity and junior liens	1	1
Construction loans	2	256
Total	20	$5,456

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

Allowance for loan losses: Transactions in the allowance for loan losses during the years ended December 31, 2014 and 2013, are summarized as follows:

	2014 —Noncovered
				Home
	Commercial		Residential	Equity and	Construction	Consumer
	Real Estate	Commercial	Real Estate	Junior Lien	Loans	Installment	Other	Total

Balance, beginning	$3,306	$1,429	$1,493	$816	$1,724	$369	$107	$9,244
Charge-offs	(8)	(198)	(121)	(189)	(10)	(62)	—	(588)
Recoveries	26	8	18	2	57	4	—	115
Provision for loan losses	1,140	412	630	186	(624)	5	25	1,774
Balance, ending	$4,464	$1,651	$2,020	$815	$1,147	$316	$132	$10,545

	2013 —Noncovered
				Home
	Commercial		Residential	Equity and	Construction	Consumer
	Real Estate	Commercial	Real Estate	Junior Lien	Loans	Installment	Other	Total

Balance, beginning	$4,105	$2,019	$1,905	$1,002	$2,260	$330	$313	$11,934
Charge-offs	(166)	(63)	(272)	(173)	(543)	(113)	—	(1,330)
Recoveries	35	3	9	42	80	2	1	172
Provision for loan losses	(668)	(530)	(149)	(55)	(73)	150	(207)	(1,532)
Balance, ending	$3,306	$1,429	$1,493	$816	$1,724	$369	$107	$9,244

	2014 —Covered
				Home
	Commercial		Residential	Equity and	Construction	Consumer
	Real Estate	Commercial	Real Estate	Junior Lien	Loans	Installment	Other	Total

Balance, beginning	$4,548	$2,031	$1,637	$1,118	$712	$8	$38	$10,092
Charge-offs	(1,933)	(523)	(569)	(587)	(227)	(29)	—	(3,868)
Recoveries	—	—	4	1	0	2	—	7
Provision for loan losses	(40)	(1,330)	(311)	104	23	27	(26)	(1,553)
Balance, ending	$2,575	$178	$761	$636	$508	$8	$12	$4,678

	2013 —Covered
				Home
	Commercial		Residential	Equity and	Construction	Consumer
	Real Estate	Commercial	Real Estate	Junior Lien	Loans	Installment	Other	Total

Balance, beginning	$3,708	$2,714	$1,228	$1,008	$1,311	$47	$58	$10,074
Charge-offs	(2,205)	(340)	(909)	(375)	(1,018)	(33)	(3)	(4,883)
Recoveries	32	2	1	2	2	—	—	39
Provision for loan losses	3,013	(345)	1,317	483	417	(6)	(17)	4,862
Balance, ending	$4,548	$2,031	$1,637	$1,118	$712	$8	$38	$10,092

 Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

The allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2014 and 2013, are as follows:

	Noncovered, December 31, 2014
	Individually	Collectively
	Evaluated for	Evaluated for
	Impairment	Impairment	Total
Allowance for loan losses:
Commercial real estate	$913	$3,551	$4,464
Commercial	727	924	1,651
Residential real estate	548	1,472	2,020
Home equity and junior lien	419	396	815
Construction loans	576	571	1,147
Consumer installment	230	86	316
Other	—	132	132
Total	$3,413	$7,132	$10,545

Loans:
Commercial real estate	$11,112	$391,565	$402,677
Commercial	2,084	100,248	102,332
Residential real estate	5,477	115,615	121,092
Home equity and junior lien	1,889	59,465	61,354
Construction loans	3,176	56,107	59,283
Consumer installment	390	12,039	12,429
Other	1,031	14,885	15,916
Total	$25,159	$749,924	$775,083

	Noncovered, December 31, 2013
	Individually	Collectively
	Evaluated for	Evaluated for
	Impairment	Impairment	Total
Allowance for loan losses:
Commercial real estate	$663	$2,643	$3,306
Commercial	584	845	1,429
Residential real estate	354	1,139	1,493
Home equity and junior lien	501	315	816
Construction loans	801	923	1,724
Consumer installment	265	104	369
Other	—	107	107
Total	$3,168	$6,076	$9,244

Loans:
Commercial real estate	$6,293	$283,865	$290,158
Commercial	2,140	83,848	85,988
Residential real estate	2,584	82,010	84,594
Home equity and junior lien	1,464	50,887	52,351
Construction loans	2,706	45,475	48,181
Consumer installment	352	9,033	9,385
Other	1,031	12,306	13,337
Total	$16,570	$567,424	$583,994

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

	Covered, December 31, 2014
	Individually	Collectively
	Evaluated for	Evaluated for
	Impairment	Impairment	Total
Allowance for loan losses:
Commercial real estate	$2,204	$371	$2,575
Commercial	137	41	178
Residential real estate	573	188	761
Home equity and junior lien	463	173	636
Construction loans	449	59	508
Consumer installment	7	1	8
Other	—	12	12
Total	$3,833	$845	$4,678

Loans:
Commercial real estate	$25,529	$36,328	$61,857
Commercial	1,296	4,159	5,455
Residential real estate	5,759	22,556	28,315
Home equity and junior lien	1,963	21,122	23,085
Construction loans	1,516	4,424	5,940
Consumer installment	11	86	97
Other	547	370	917
Total	$36,621	$89,045	$125,666

	Covered, December 31, 2013
	Individually	Collectively
	Evaluated for	Evaluated for
	Impairment	Impairment	Total
Allowance for loan losses:
Commercial real estate	$3,702	$846	$4,548
Commercial	1,913	118	2,031
Residential real estate	1,226	411	1,637
Home equity and junior lien	787	331	1,118
Construction loans	443	269	712
Consumer installment	2	6	8
Other	—	38	38
Total	$8,073	$2,019	$10,092

Loans:
Commercial real estate	$29,797	$81,712	$111,509
Commercial	4,250	13,219	17,469
Residential real estate	10,013	32,352	42,365
Home equity and junior lien	2,223	27,672	29,895
Construction loans	1,571	12,387	13,958
Consumer installment	20	401	421
Other	—	2,281	2,281
Total	$47,874	$170,024	$217,898

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

Acquired loan matters: The carrying amount of covered loans and other purchased noncovered loans consists of purchased credit-impaired loans and non—credit-impaired loans as shown in the following tables:

	Noncovered, December 31, 2014
	Purchased	Purchased
	Impaired	Nonimpaired
	Loans	Loans	Total

Commercial real estate	$1,906	$74,686	$76,592
Commercial	172	10,091	10,263
Residential real estate	1,683	24,262	25,945
Home equity and junior lien	175	9,425	9,600
Construction loans	1,116	12,538	13,654
Consumer installment	45	4,097	4,142
	$5,097	$135,099	$140,196

	Noncovered, December 31, 2013
	Purchased	Purchased
	Impaired	Nonimpaired
	Loans	Loans	Total

Commercial real estate	$3,375	$17,307	$20,682
Commercial	3	1,599	1,602
Residential real estate	1,074	10,562	11,636
Home equity and junior lien	216	7,120	7,336
Construction loans	2,737	1,910	4,647
Consumer installment	19	2,251	2,270
	$7,424	$40,749	$48,173

	Covered, December 31, 2014
	Purchased	Purchased
	Impaired	Nonimpaired
	Loans	Loans	Total

Commercial real estate	$12,133	$49,724	$61,857
Commercial	935	4,520	5,455
Residential real estate	2,858	25,457	28,315
Home equity and junior lien	869	22,216	23,085
Construction loans	1,312	4,628	5,940
Consumer installment	4	1,010	1,014
	$18,111	$107,555	$125,666

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

	Covered, December 31, 2013
	Purchased	Purchased
	Impaired	Nonimpaired
	Loans	Loans	Total

Commercial real estate	$18,324	$93,185	$111,509
Commercial	1,239	16,230	17,469
Residential real estate	7,639	34,726	42,365
Home equity and junior lien	1,054	28,841	29,895
Construction loans	2,030	11,928	13,958
Consumer installment	5	2,697	2,702
	$30,291	$187,607	$217,898

Covered loans include loans acquired in the Mainstreet, Jennings, Riverview, Commerce and certain loans of The Riverbank acquisitions.

Noncovered loans include loans acquired in the Rosemount, certain loans of The Riverbank, and the Naples and Barron acquisitions.

The nonaccretable discount represents the estimated amount of contractually required payments that are expected to be uncollectible on loans acquired in a business combination, including loans purchased in FDIC-assisted transactions.

Changes in the nonaccretable balance for purchased impaired loans for the transactions were as follows:

	Years Ended December 31
	2014	2013

Balance, beginning of year	$12,248	$42,354
Purchases	190	—
Utilization of nonaccretable differences	(2,119)	(7,597)
Purchase accounting adjustments	—	(2,532)
Reclassifications to accretable difference	(6,161)	(19,977)
Balance, end of year	$4,158	$12,248

The accretable discount is the discount applied to the expected cash flows of the portfolio to account for the differences between the interest rates at acquisition and rates currently expected on similar portfolios in the marketplace. The discount includes an adjustment on loans that are not accruing or paying contractual interest. As the accretable discount is accreted to interest income over the expected average life of the portfolio, the result will be interest income on the accruing and nonaccruing loans at the estimated current market rate.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 5.                                  Loans (Continued)

Changes in the accretable balance for purchased impaired and purchased nonimpaired loans for the transactions were as follows:

	Years Ended December 31
	2014	2013

Balance, beginning of year	$20,968	$32,029
Purchases	(59)	—
Accretion	(14,080)	(31,589)
Purchase accounting adjustments	—	551
Reclassification from nonaccretable discount	(5,628)	19,977
Balance, end of year	$12,457	$20,968

Pledged loans: Loans with carrying values of approximately $142,777 and $122,672 at December 31, 2014 and 2013, respectively, were pledged to secure available advances from the Federal Home Loan Bank of Des Moines.

Note 6.                                  Other Real Estate Owned

Covered other real estate owned is presented net of valuation discounts of $80 and $535 as of December 31, 2014 and 2013, respectively. Noncovered other real estate owned is presented net of valuation discounts of $0 and $21 as of December 31, 2014 and 2013, respectively. An analysis of activity related to other real estate owned is as follows:

	Year Ended December 31, 2014
	Covered	Noncovered
	OREO	OREO	Total

Balance, beginning of year	$17,388	$3,789	$21,177
Transfers of other real estate owned from covered to noncovered (1)	(5,666)	5,666	—
Loans transferred to other real estate owned	2,309	2,840	5,149
Gain (loss) on sale and write-down of other real estate owned, net	(1,928)	507	(1,421)
Proceeds from sales of other real estate owned	(7,270)	(7,816)	(15,086)
Balance, end of year	$4,833	$4,986	$9,819

(1)          Other real estate owned related to the Mainstreet, Jennings, Riverview and Commerce transactions were moved from covered other real estate to noncovered other real estate due to the expiration of the loss-sharing agreements covering these assets during 2014. See Note 2 for additional information.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 6.                                  Other Real Estate Owned (Continued)

	Year Ended December 31, 2013
	Covered	Noncovered
	OREO	OREO	Total

Balance, beginning of year	$27,889	$6,398	$34,287
Loans transferred to other real estate owned	12,064	4,913	16,977
Gain (loss) on sale and write-down of other real estate owned, net	(3,773)	(66)	(3,839)
Proceeds from sales of other real estate owned	(18,791)	(7,457)	(26,248)
Balance, end of year	$17,389	$3,788	$21,177

Income and expenses applicable to other real estate owned assets include the following amounts:

	Year Ended December 31, 2014
	Related To
	Covered	Noncovered
	OREO	OREO	Total

Rental income	$32	$8	$40
Expenses	(2,504)	(276)	(2,780)
Gains on sale	489	1,162	1,651
Loss on sale	(547)	(455)	(1,002)
Write-downs	(1,870)	(200)	(2,070)
Net amount reimbursed by the FDIC	3,785	—	3,785
Other real estate owned expense, net	$(615)	$239	$(376)

	Year Ended December 31, 2013
	Related To
	Covered	Noncovered
	OREO	OREO	Total

Rental income	$10	$1	$11
Expenses	(3,145)	(687)	(3,832)
Gains on sale	2,482	777	3,259
Loss on sale	(1,595)	(548)	(2,143)
Write-downs	(4,660)	(295)	(4,955)
Net amount reimburseable by the FDIC	5,934	—	5,934
Other real estate owned expense, net	$(974)	$(752)	$(1,726)

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 7.   Premises and Equipment

	December 31
	2014	2013

Land and buildings	$29,989	$28,224
Leasehold improvements	2,640	1,585
Furniture and equipment	10,301	9,719
	42,930	39,528

Less accumulated depreciation	11,955	10,199
	$30,975	$29,329

Note 8.                                  Goodwill and Other intangible Assets

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in the Bank of Naples and First National Bank of Barron acquisition occurring on July 13, 2012 and April 11, 2014, respectively. Goodwill will be subject to an impairment test at least on an annual basis. There was no impairment recognized in 2014 or 2013.

As a result of the acquisitions noted in Note 2, the Company has other intangible assets consisting of core deposit intangibles that had, as of December 31, 2014 and 2013, a remaining weighted-average amortization period of approximately 1.73 and 2.09 years, respectively. The following tables present the changes during the years ended December 31, 2014 and 2013, in the carrying amount of core deposit and client relationship intangibles, and the gross carrying amount, accumulated amortization, and net book value as of December 31, 2014 and 2013:

	Years Ended December 31
	2014	2013

Balance, beginning of year	$818	$1,177
Amortization expense	304	359
Balance, end of year	$514	$818

	December 31
	2014	2013

Gross carrying amount	$1,785	$1,785
Accumulated amortization	1,271	967
Net book value	$514	$818

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 8.                                  Goodwill and Other intangible Assets (Continued)

The following presents the estimated future amortization expense of other intangible assets:

Years Ending December 31,

2015	$252
2016	167
2017	74
2018	21
$514

Note 9.                                  Deposits

Composition of deposits:

	December 31
	2014	2013

Noninterest-bearing demand deposits	$302,953	$259,877
Money market NOW accounts and savings accounts	486,769	480,023
Time certificates, $100 or more	111,614	122,538
Other time deposits	159,616	180,209
	$1,060,952	$1,042,647

Included in the totals above are approximately $257,121 and $240,284 of deposits that meet or exceed the FDIC insurance limit of $250 as of December 31, 2014 and 2013, respectively.

Scheduled maturities of time deposits are as follows:

Years Ending December 31,

2015	$164,980
2016	71,622
2017	20,865
2018	6,426
2019	7,337
$271,230

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 10.                           Short-Term Borrowings

	December 31
	2014	2013

Securities sold under agreements to repurchase	$5,278	$5,506

Securities sold under agreements to repurchase are held by the Company. The Company has pledged certain investment securities with a fair value of $10,709 and $12,284 at December 31, 2014 and 2013, respectively. The agreements mature daily and carry a weighted-average interest rate of 1.43 percent and 2.55 percent at December 31, 2014 and 2013, respectively.

Note 11.                           Subordinated Notes Payable

	December 31
	2014	2013
Subordinated note payable due to a related entity, CBI Capital Trust II, interest paid quarterly, variable rate at one-month LIBOR plus 3.50% (3.65% at December 31, 2014). The subordinated debt matures on March 15, 2038. (1)	$7,217	$7,217
Subordinated note payable due to a related entity, CBI Capital Trust III, interest paid quarterly, variable rate at three-month LIBOR plus 3.75% (3.98% December 31, 2014). The subordinated debt matures on September 30, 2039. (1)	3,093	3,093
Subordinated note payable due to a related entity,Barron Investment Capital Trust I, interest paid quarterly, variable rate at three-month LIBOR plus 2.15% (2.38% at December 31, 2014). The subordinated debt matures on September 30, 2036. (1)	2,062	—
Subordinated note payable due to 1907 EJF Fund, LTD, interest paid semiannually, fixed rate of 8.75%. The subordinated debt matures on June 28, 2023. (2)	12,300	12,300
	$24,672	$22,610

(1)          The Company has formed three statutory business trusts, CBI Capital Trust II and III and Barron Investments Capital Trust I, under the laws of the state of Delaware, which exist for the exclusive purposes of (i) issuing trust securities representing undivided beneficial interests in the assets of the trust; (ii) investing the gross proceeds of the trust securities in junior subordinated deferrable interest debentures (subordinated debentures); and (iii) engaging in only those activities necessary or incidental thereto.

CBI Capital Trust III, which has outstanding subordinated debentures of $3,093 at December 31, 2014, has issued 3,000 preferred securities shares of the Trust to CBS LLC, a related party of the Company. These shares were issued at a par value of $1,000 and were offered at terms comparable to those offered to other parties not affiliated with the Company.

For regulatory capital purposes, these trust securities qualify as a component of Tier 1 capital.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 11.                           Subordinated Notes Payable (Continued)

(2)          The subordinated note purchase agreement with 1907 EJF Fund, LTD contains certain covenants regarding, among other matters, a requirement to maintain an “adequately capitalized” status and maintain a debt-to-equity ratio of 35 percent or less.

The agreement also contains a clause to obtain prior approval before payments of dividends and distributions in excess of the rolling 12-month aggregated earnings, beginning March 31, 2014.

The debt may be prepaid, subject to varying prepayment penalties, in full if the lender opts not to consent to the borrower’s request to exceed the dividend and distribution payment covenants or the debt-to-equity covenants. After 2021, the debt may be prepaid, without penalty, in full if the lender opts not to consent to the borrower’s request to exceed the limits in the covenants of the agreement.

Note 12.                           Notes Payable

	December 31
	2014	2013
Variable-rate term loan from US Bank, interest rate of one-month LIBOR plus 2.00% (2.15% at December 31, 2014), principal payments of $167 due in 2015 and 2016 plus interest, remaining outstanding principal of $791 and interest due at maturity on April 30, 2017	$1,125	$1,291
Total	$1,125	$1,291

The debt payable to US Bank is secured by 100 percent of the stock of the Bank. The agreement contains restrictions regarding, among other matters, a requirement to maintain “well-capitalized” status; a requirement to not exceed certain ratios of noncurrent loans, classified assets, and other real estate owned to capital; a minimum allowance for loan losses as a percent of total loans; and a minimum fixed charge coverage ratio. The Company was in compliance with the requirements of the agreement as of December 31, 2014 and 2013.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 13.                           Commitments, Contingencies and Credit Risk

Contingencies: In the normal course of business, the Company may be involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

Financial instruments with off-balance-sheet risk: The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheet.

The Company’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for these commitments is represented by the contractual amounts of the instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments. These commitments at December 31, 2014 and 2013, were as follows:

	December 31
	2014	2013

Commitments to extend credit	$128,887	$118,665
Standby letters of credit	4,023	4,283
	$132,910	$122,948

Commitments to extend credit: Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. If deemed necessary upon extension of credit, the amount of collateral obtained is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, securities, and mortgages held on various properties.

Standby letters of credit: Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances that the Company deems necessary.

Lease commitments: The Company leases certain of its office spaces under operating leases. The leases require the Company to also pay a portion of the operating expenses and real estate taxes. The following is a schedule of approximate future minimum lease payments under the various lease commitments:

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 13.   Commitments, Contingencies and Credit Risk (Continued)

Years Ending December 31,

2015	$298
2016	314
2017	213
2018	87
2019	89
Thereafter	495
$1,496

Total rent expense, net of rental income, for the years ended December 31, 2014 and 2013, was approximately $293 and $332, respectively.

Financial instruments with concentration of credit risk:

Concentration over insured limits: The nature of the Company’s business requires that it maintain amounts due from banks that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Concentration by geographic location: The Company makes commercial, residential and consumer loans to its customers, primarily in the Company’s Minneapolis metropolitan trade area, western Wisconsin and also in the Company’s secondary trade area, and the Naples and Fort Meyers area of Florida. Although the Company’s loan portfolio is diversified, a substantial portion of the Company’s customers’ ability to honor their contracts is dependent upon the local business economy, which is taken into consideration by management in determining the allowance for loan losses.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 14.                           Employee Benefit Plans

Deferred compensation plans: The Company has entered into supplemental pension agreements and salary continuation agreements with certain executive officers. The agreements provide compensation to the officers after retirement or upon termination. Compensation expense under these agreements is being accrued over the anticipated employment of the individual officers. Compensation expense under these agreements totaled $198 and $124 during 2014 and 2013, respectively. Supplemental pension and deferred compensation liabilities totaled $1,392 and $1,194 as of December 31, 2014 and 2013, respectively.

401(k) retirement plan: Company contributions to the plan for the years ended December 31, 2014 and 2013, were approximately $665 and $683, respectively.

Note 15.                           Transactions With Related Parties

The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, significant stockholders, executive officers and affiliated companies in which they are principal stockholders (commonly referred to as related parties). In management’s opinion, these loans were on the same terms as those for comparable loans with nonrelated parties. Total extensions of credit with related parties were approximately $310 and $360 at December 31, 2014 and 2013.

The Company also leases its Naples location from an entity that is partially owned by the Company’s shareholder. Rent expenses under this lease were approximately $219 at December 31, 2014 and 2013. This lease commitment is included in lease commitments in Note 13.

On April 11, 2014, the Company acquired 100 percent of the stock of First Financial Holdings, Inc. and its wholly owned subsidiary, First National Bank and Trust in Barron, Wisconsin, (Barron) from a related party. See Note 2 for additional information.

Note 16.                           Regulatory Capital Requirements

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of assets and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets (all as defined in the regulations). Management believes, as of December 31, 2014, that the Company and Bank meet all capital adequacy requirements to which they are subject.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 16.                           Regulatory Capital Requirements (Continued)

As of December 31, 2014, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2014 and 2013, are also presented in the table.

					Minimum to Be Well-
			Minimum Capital		Capitalized Under Prompt
	Actual		Requirement		Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2014:
Total risk-based capital (to risk-weighted assets):
Consolidated	$102,916	12.53%	$65,709	8.0%	N/A	N/A
Central Bank	111,536	13.59%	65,658	8.0%	$82,072	10.0%
Tier I capital (to risk- weighted assets):
Consolidated	92,590	11.28%	32,833	4.0%	N/A	N/A
Central Bank	101,219	12.34%	32,810	4.0%	49,215	6.0%
Tier I capital (to average assets):
Consolidated	92,590	7.88%	47,000	4.0%	N/A	N/A
Central Bank	101,219	8.62%	46,969	4.0%	58,712	5.0%
As of December 31, 2013:
Total risk-based capital (to risk-weighted assets):
Consolidated	94,528	14.13%	53,519	8.0%	N/A	N/A
Central Bank	102,432	15.33%	53,454	8.0%	66,818	10.0%
Tier I capital (to risk- weighted assets):
Consolidated	86,031	12.86%	26,759	4.0%	N/A	N/A
Central Bank	93,942	14.06%	26,726	4.0%	40,089	6.0%
Tier I capital (to average assets):
Consolidated	86,031	7.50%	45,883	4.0%	N/A	N/A
Central Bank	93,942	8.20%	45,825	4.0%	57,382	5.0%

In July 2013, the federal banking agencies issued a final rule revising the regulatory capital rules applicable to most national bank and federal savings associations as well as their holding companies generally beginning on January 1, 2015. The rule implements the Basel Committee’s December 2010 framework known as “Basel Ill” for strengthening international capital standards as well as certain provisions of the Dodd-Frank Act. The final rule implements a revised definition of regulatory capital, a new common equity Tier 1 minimum capital requirement of 4.50%, and a higher minimum Tier 1 capital requirement of 6.00% (which is an increase from 4.00%). Under the final rule, the total capital ratio remains at 8.00% and the minimum leverage ratio (Tier 1 capital to total assets) for all banking organizations, regardless of supervisory rating, is 4.00%.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 16.                           Regulatory Capital Requirements (Continued)

Additionally, under the final rule, in order to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers, a banking organization must hold a capital conservation buffer composed of common equity Tier 1 capital above its minimum risk-based capital requirements. The buffer is measured relative to risk-weighted assets. The final rule also enhances risk sensitivity and addresses weaknesses identified by the regulators over recent years with the measure of risk weighted assets, including through new measures of creditworthiness to replace references to credit ratings, consistent with the requirements of the Dodd-Frank Act.

Except for the largest internationally active banking organizations (which are subject to the “advanced approaches” provisions of the final rule), the new minimum capital requirements generally become effective for all banking organizations on January 1, 2015, whereas the capital conservation buffer and the deductions from common equity Tier 1 capital phase in over time, beginning on January 1, 2016. Similarly, non-qualifying capital instruments phase out over time.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 17.                           Fair Value Measurements

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (1) independent, (2) knowledgeable, (3) able to transact and (4) willing to transact.

ASC Topic 820 requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert expected future amounts, such as cash flows or earnings, to a single present value amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, ASC Topic 820 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1:           Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date

Level 2:           Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data

Level 3:           Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 17.                           Fair Value Measurements (Continued)

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Investment securities available for sale: The fair values of investment securities available for sale were generally determined based on matrix pricing. Matrix pricing is a mathematical technique that utilizes observable market inputs including, for example, yield curves, credit ratings and prepayment speeds. Fair values determined using matrix pricing are categorized as Level 2 in the fair value hierarchy.

The following tables summarize assets measured at fair value on a recurring basis segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Estimated Fair Value Measurements at December 31,
	2014	Level 1	Level 2	Level 3

U.S. government and federal agencies	$16,434	$—	$16,434	$—
GSE residential mortgage-backed securities	94,214	—	94,214	—
Corporate bonds	9,434	—	9,434	—
Obligations of states and political subdivisions	8,393	—	8,393	—
	$128,475	$—	$128,475	$—

	Estimated Fair Value Measurements at December 31,
	2013	Level 1	Level 2	Level 3

U.S. government and federal agencies	$16,022	$—	$16,022	$—
GSE residential mortgage-backed securities	109,905	—	109,905	—
Corporate bonds	8,650	—	8,650	—
Obligations of states and political subdivisions	7,396	—	7,396	—
	$141,973	$—	$141,973	$—

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 17.                           Fair Value Measurements (Continued)

Financial instruments recorded at fair value on a nonrecurring basis: The Company is required, on a nonrecurring basis, to adjust the carrying value of certain assets or provide valuation allowances related to certain assets using fair value measurements in accordance with generally accepted accounting principles.

Impaired loans: The specific reserves for collateral-dependent impaired loans are determined based on the fair value of collateral method in accordance with ASC Topic 310. Under the fair value of collateral method, the specific reserve is equal to the difference between the carrying value of the loan and the fair value of the collateral less estimated selling costs. When a specific reserve is required for an impaired loan, the impaired loan is essentially measured at fair value. The fair value of collateral was determined based on appraisals, with further adjustments made to the appraised values due to various factors, including the age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral. The resulting fair value measurement is disclosed in the nonrecurring hierarchy table. Where estimates of fair values used for other collateral supporting commercial loans are based on assumptions not observable in the marketplace, such valuations have been classified as Level 3.

Other real estate owned: Other real estate owned, upon initial recognition, is measured and reported at fair value through a charge-off to the allowance for loan losses based upon the fair value of the other real estate owned. Where the fair value of other real owned, upon initial recognition, is estimated based on assumptions not observable in the marketplace, such valuation has been classified as Level 3.

The Company may be required, from time to time, to measure certain financial assets and financial liabilities at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period.

Assets subject to the nonrecurring fair value measurements described herein included in the Company’s consolidated balance sheets at December 31, 2014 and 2013, are summarized in the following tables:

	Carrying Value at December 31, 2014
	Total	Level 1	Level 2	Level 3

Impaired loans	$23,422	$—	$—	$23,422
Other real estate owned	9,819	—	—	9,819
	$33,241	$—	$—	$33,241

	Carrying Value at December 31, 2013
	Total	Level 1	Level 2	Level 3

Impaired loans	$26,903	$—	$—	$26,903
Other real estate owned	21,177	—	—	21,177
	$48,080	$—	$—	$48,080

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 17.                           Fair Value Measurements (Continued)

ASC Topic 825 requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring or nonrecurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed above. The methodologies for other financial assets and financial liabilities are discussed below.

	December 31, 2014		December 31, 2013
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Financial assets:
Cash and cash equivalents	$56,541	$56,541	$94,024	$94,024
Certificates of deposit	839	839	839	839
Federal funds sold	—	—	1,006	1,006
Available-for-sale securities	128,475	128,475	141,973	141,973
Held-to-maturity securities	38,834	39,156	32,317	31,035
Loans originated, including covered loans
and loans held for sale, net	887,412	892,764	785,237	787,927
Investment in restricted stock	1,603	1,603	1,499	1,499
FDIC indemnification asset	11,700	11,700	33,930	33,930
Bank-owned life insurance	6,802	6,802	5,631	5,631
Accrued interest receivable	3,199	3,199	2,903	2,903
Financial liabilities:
Deposits	1,060,952	1,062,908	1,042,647	1,045,230
Short-term borrowings	5,278	5,278	5,506	5,506
Subordinated notes payable	24,672	25,004	22,610	22,516
Notes payable	1,125	1,125	1,291	1,291
Accrued interest payable	1,054	1,054	1,291	1,291

Fair value of financial instruments: The following methods and assumptions were used by the Company in estimating the fair values of its financial instruments:

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, certificates of deposit, federal funds sold, bank-owned life insurance, investments in restricted securities, demand deposits, NOW and money market deposits, savings deposits, short-term borrowings, variable-rate long-term borrowings, accrued interest receivable and accrued interest payable approximate their fair values.

Originated loans and loans held for sale: For variable-rate originated loans that reprice frequently and that have experienced no significant change in credit risk, fair values are based on carrying values. Fair values for all other originated loans are estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

Covered loans: The fair value carrying amounts of covered loans are calculated with a discounted cash flow model using market-based credit spreads of comparable debt instruments or credit derivatives of the specific borrower or comparable borrowers. Results of discounted cash flow calculations may be adjusted, as appropriate, to reflect other market conditions or the perceived credit risk of the borrower.

Central Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements
(In Thousands)

Note 17.                           Fair Value Measurements (Continued)

FDIC indemnification asset: Fair value at the acquisition dates was estimated based on projected cash flows available for loss-sharing based on the credit adjustments estimated for each loan pool and the loss-sharing percentages. This loss-sharing asset is also separately measured from the related covered loans and foreclosed real estate. Although this asset is a contractual receivable from the FDIC, there is no contractual interest rate; therefore, an imputed rate of interest has also been taken into account to estimate fair values.

Deposits: Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits.

Notes payable and subordinated notes payable: Fair values for fixed-rate borrowings are estimated using a discounted cash flow analysis based on interest rates for the same or similar debt offered to the Company having the same or similar remaining maturities and collateral requirements.

Off-balance-sheet instruments: Since the majority of the Company’s off-balance-sheet instruments consist of nonfee-producing, variable-rate commitments, the Company has determined they do not have a distinguishable fair value.

Interest rate risk: The Company assumes interest rate risk, the risk that general interest rate levels will change, as a result of its normal operations. As a result, the fair values of the Company’s financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Company. Management attempts to match maturities of assets and liabilities to the extent believed necessary to appropriately manage interest rate risk. However, borrowers with fixed-rate obligations are less likely to prepay in a rising-rate environment and more likely to prepay in a falling-rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising-rate environment and less likely to do so in a falling-rate environment. Management monitors rates and maturities of assets and liabilities and attempts to manage its interest rate risk within policy guidelines by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company’s overall interest rate risk.

Note 18.                           Merger

On November 8, 2014, the board of directors of the Company approved a Merger Agreement with MidWestOne Financial Group, Iowa City, Iowa. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, the Company will merge with and into Midwest One Financial Group, with Midwest One Financial Group surviving the Merger. The separate existence of the Company will terminate. At the effective time of the Merger, each share of the Company’s common stock issued and outstanding will be converted into the right to receive a pro rata portion of (i) 2,723,083 shares of common stock, $1.00 par value per share, of MidWestOne Financial Group and (ii) $64,000,000 in cash, subject to certain adjustments as described in the Merger Agreement.The transaction is expected to close May 1, 2015.